                             ONEWORLD SYSTEMS, INC.
                            1144 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 20, 1998

To The Stockholders of OneWorld Systems, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OneWorld Systems, Inc. (formerly Global Village Communication, Inc.), a Delaware corporation (the "Company"), will be held on Thursday, August 20, 1998 at 9:00 a.m. local time at the Company's principal executive offices located at 1144 East Arques Avenue, Sunnyvale, California 94086, for the following purposes:

     1. To elect five (5) directors to hold office until the 1999 Annual Meeting of Stockholders.

     2. To approve an amendment to the 1991 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,600,000 shares.

     3. To approve an amendment to the 1994 Non-Employee Directors' Stock Option Plan increasing the annual grants thereunder and to approve the grant of certain options.

     4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for its fiscal year ending March 31, 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on June 30, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Marc E. Linden

                                          Marc E. Linden
                                          Secretary

Sunnyvale, California
July 6, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU STILL MAY VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             ONEWORLD SYSTEMS, INC.
                            1144 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of OneWorld Systems, Inc. (formerly Global Village Communication, Inc.), a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 20, 1998, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices located at 1144 East Arques Avenue, Sunnyvale, California 94086. The Company intends to mail this proxy statement and accompanying proxy card beginning on or about July 6, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on June 30, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 30, 1998, the Company had outstanding and entitled to vote 17,162,912 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 1144 East Arques Avenue, Sunnyvale, California 94086, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than March 8, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are five nominees for the five Board positions presently authorized. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified or until such director's earlier death, resignation or removal. All of the nominees listed below are currently directors of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

     Neil Selvin, age 45, has served as President and Chief Executive Officer and director of the Company since March 1993. From February 1990 to March 1993, he was Director of Marketing at Apple Computer for the PowerBook product family and prior to that for Apple's peripherals product line. From 1985 to 1990, Mr. Selvin was employed by Ampex Corporation, a manufacturer of electronics products, most recently as Chief Operating Officer of its Video Systems division and also as business unit general manager and in several marketing management positions. Prior to joining Ampex Corporation, Mr. Selvin held marketing, sales and technical management positions at Varian Associates and Apollo Lasers. Mr. Selvin received a B.A. in physics and mathematics from Pomona College, an M.S. in physics from Brown University, and an M.B.A. from Harvard Business School.

     Leonard A. Lehmann, age 43, has served as Chairman of the Board of the Company since its founding in June 1989. From January 1993 to March 1996, Mr. Lehmann served as Vice President, Advanced Products and has evaluated new technologies and performed strategic planning for the Company. From March 1992 to January 1993, he served as Vice President, Engineering of the Company. From June 1989 to March 1992, he served as the Company's Chief Executive Officer. Mr. Lehmann was also a founder of DigiRad Corporation, a medical imaging company, and GreenSpring Computers, Inc., an industrial computer manufacturer. Mr. Lehmann received a B.S. in electrical engineering from Cornell University, and an M.S. and a Ph.D. in electrical engineering from Stanford University.

     Kevin R. Compton, age 39, has been a director of the Company since July 1992. Since December 1990, Mr. Compton has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm. From May 1985 to December 1990, Mr. Compton was the Vice President and General Manager of the network systems team at Businessland, Inc., a computer retailer, and at AmeriSource Corporation prior to its acquisition by Businessland. Mr. Compton is also a director of several public and privately held companies.

     Eugene Eidenberg, age 58, has been a director of the Company since July 1996. Mr. Eidenberg is an Advisory Director at Hambrecht & Quist working in the telecommunications services sector. Before joining Hambrecht & Quist in 1995, Mr Eidenberg held several executive positions at MCI until 1994, where he most recently was Executive Vice President and Group Executive for MCI's international business. From 1990 to 1992, he was Senior Vice President for regulatory and public policy matters, President of the Pacific Division and Executive Vice President of the company's strategic planning and corporate development functions. From 1987 to 1990, Mr. Eidenberg served as President and CEO of Macrovision Corporation, a privately-held video technology company in the Silicon Valley. He currently chairs the Board of Directors of publicly-traded LXY, a biotechnology company and InterNAP Network Services, a high performance Internet connectivity and routing technology company.

     Kenneth A. Goldman, age 49, has been a director of the Company since July 1996. Mr. Goldman has been Senior Vice President, Finance and Chief Financial Officer at @Home Corp. since March 1994. From July 1992 through March 1994, he served as Vice President, Finance and Chief Financial Officer at Sybase, Inc. Before joining Sybase, Inc., from September 1989 to July 1992, Mr. Goldman served as Vice President, Finance and Administration and Chief Financial Officer for Cypress Semiconductor, Inc., a semiconductor manufacturer. Mr. Goldman is a director of the Baystone Software Company and is an advisory board member of Qualix Corporation and 4th Network.

     The Company's directors will be elected at each annual stockholders' meeting and will serve a term of one year or until their respective successors are elected or until death, resignation or removal. Officers are appointed by, and serve at the discretion of, the Board of Directors. There are no family relationships among any directors or executive officers of the Company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 31, 1998, the Board of Directors held 11 meetings. The Board has an Audit Committee, a Compensation Committee, a Non-Officer Stock Option Committee.

     The Audit Committee, which consists of Kevin Compton and Kenneth Goldman, met two times during Fiscal 1998. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditor, reviews the Company's balance sheet, statement of operations and cash flows and reviews and evaluates the Company's internal control functions.

     The Compensation Committee, which consists of Eugene Eidenberg and Kenneth Goldman, met two times during Fiscal 1998. The Compensation Committee administers the Company's 1991 Stock Option Plan and Employee Stock Purchase Plan and makes recommendations to the Board concerning salaries and incentive compensation for officers, employees and consultants of the Company.

     The Non-Officer Stock Option Committee consists of Kevin Compton, Leonard Lehmann and Neil Selvin. The Non-Officer Stock Option Committee makes grants of stock options under the Company's 1991 Stock Option Plan. The Non-Officer Stock Option Committee met 8 times during fiscal 1998.

     During the period of the 1998 fiscal year in which they served, Jeremy Jaech, former director of the Company, attended 80% of the meetings of the Board and of the committee on which he served. During fiscal 1998, each other Board member attended 89% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that during the 1998 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

     To its knowledge, the Company knows of no late Section 16 filings.

                                   PROPOSAL 2

                    AMENDMENT OF THE 1991 STOCK OPTION PLAN

     The Company's 1991 Stock Option Plan (the "Option Plan") was approved by the Board of Directors and the stockholders in September 1991. The following summary of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan, attached hereto as Appendix 1.

     As of June 30, 1998, options to purchase 2,129,410 shares had been exercised, options to purchase 3,018,625 shares were outstanding with a weighted average per share price of $1.67(1) and 451,965 shares remained available for future grants under the Option Plan, for an aggregate of 5,600,000 shares reserved for issuance.

     The Company believes that the ability to grant stock options to employees is an important factor in attracting and retaining skilled personnel. The Company uses options as an incentive to employees so the employees' interests are aligned with those of stockholders, and to reward performance and motivate employees to stay with the Company and increase stockholder value. Options also play a key role in the Company's recruiting efforts, where they are essential to compete in the labor market in which the Company operates.

     On June 25, 1998, the Board approved an amendment to the Option Plan increasing the number of shares reserved for issuance by an additional 1,600,000 shares for an aggregate of 7,200,000 shares reserved for issuance under the Option Plan.

     The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the number of shares represented and voting at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies "FOR" the amendment to the Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

DESCRIPTION OF THE 1991 STOCK OPTION PLAN, AS AMENDED.

THE 1991 STOCK OPTION PLAN

     The Company's 1991 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in September 1991 and amended in December 1993, July 1996 and July 1997. The purpose of the Option Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. Pursuant to the Option Plan, the Company may grant or issue incentive stock options to employees and officers and supplemental (nonqualified) stock options to consultants, employees, officers and directors. The stockholders have authorized a total of 5,600,000 shares of Common Stock (7,200,000 if Proposal No. 2 is approved) for issuance under the Option Plan.

     Although no vesting schedule is required under the Option Plan, options previously granted under the Option Plan generally have become exercisable at a rate of 20% to 25% of the shares subject to the option on the first anniversary of the option grant with the remaining shares subject to the option becoming exercisable in equal monthly installments over the next three or four years. The maximum term of a stock option under the Option Plan is ten years, but if the optionee of an incentive stock option at the time of grant has voting power over more than 10% of the Company's outstanding capital stock, the maximum term of the incentive stock option is five years. The exercise price of incentive stock options granted under the Option Plan must be at least equal to 100%, or 110% with respect to holders of 10% of the voting power of the Company's

---------------

1This weighted average share price calculation excludes a repricing of options approved by the Board of Directors on June 25, 1998, which is in the process of being implemented.

outstanding capital stock, of the fair market value of the stock subject to the option on the date of grant. The exercise price of supplemental stock options granted under the Option Plan must be at least equal to 85% of the fair market value of the stock subject to the option on the date of the grant. No executive officer or director is eligible to be granted options covering more than 1,000,000 shares of the Company's Common Stock in any twelve-month period. The Option Plan provides that in the event of any change in control of the Company, other than a change in control approved by a majority of the Company's Board of Directors, the vesting of all options issued pursuant to the Option Plan, including those granted to the Named Executive Officers, shall accelerate and become immediately exercisable.

     The Option Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The Option Plan will terminate in September 2001 unless earlier terminated by the Board.

TAX TREATMENT

     The following discussion of the tax treatment of stock options relates solely to federal income taxes.

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code").

     Generally, there are no regular federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may subject the optionee to alternative minimum tax.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, and
(ii) the amount realized upon the disposition over the exercise price. The optionee's additional gain, or any loss upon the disqualifying disposition, will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Generally, capital gains currently are subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes currently is 20% while the maximum ordinary income rate is effectively 39.6%. Different rules may apply to optionees who acquire stock subject to certain repurchase options of the Company or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled (subject to the requirement of reasonableness and the provisions of Section 162(m) of the
Code) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Different rules may apply to optionees who acquire stock subject to certain repurchase options of the Company or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specific period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors" and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant or the option is granted (or exercisable) only upon (as certified by the compensation committee) the achievement of an objective performance goal established by the compensation committee while the outcome is substantially uncertain.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

        AMENDMENT OF THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Company's 1994 Non-Employee Directors' Stock Option Plan (the "Option Plan") was approved by the Board of Directors and the stockholders in February 1994. The following summary of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan, attached hereto as Appendix 2.

     As of June 30, 1998, options to purchase 8,000 shares had been exercised, options to purchase 117,000 shares were outstanding on a weighted average per share price of $4.96 and 75,000 shares remained available for future grants under the Option Plan.

     To ensure the continued alignment of directors compensation and the interests of stockholders and the Company, on June 25, 1998, the Board approved, subject to stockholder approval, a modification in the compensation and options provided to non-employee directors of the Company. To assist the Company in preserving its cash balances and reduce the cost to the Company of compensating its non-employee directors, non-employee directors will no longer receive any cash compensation (previously $12,000 per year for each non-employee director). The Company's non-employee directors have indicated that if this proposal is passed by the Company's stockholders, they will voluntarily cancel all their outstanding options (totaling 117,000 shares at an average price of $4.96), in exchange for new grants. To substitute for the previous compensation practices, on June 25, 1998, the Board approved an amendment to the Option Plan to provide a new option grant to each director equivalent to that received upon initial election (25,000 shares per non-employee director for an aggregate of 100,000 shares) to be granted at the time stockholder approval is received and the non-employee directors cancel their previous options. The Board of Directors also approved an increase in the number of shares automatically granted each year to non-employee directors from 6,000 to 10,000 shares.

     The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the number of shares represented and voting at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies "FOR" the amendment to the Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

DESCRIPTION OF THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Company's 1994 Non-Employee Directors' Stock Option Plan (the "Option Plan") was adopted by the Board of Directors on January 19, 1994, approved by stockholders in February 1994 and amended July 1996. The purpose of the Option Plan is to secure and retain the services of non-employee directors and persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Pursuant to the Option Plan, the Company may grant or issue nonstatutory stock options to non-employee directors. The stockholders have authorized a total of 200,000 shares of Common Stock for issuance under the Option Plan.

     Options granted under the Option Plan become exercisable at a rate of 20% of the shares subject to the option per year in five equal annual installments commencing on the date one year after the date of grant of the option. The maximum term of a stock option under the Option Plan is ten years. The exercise price of stock options granted under the Option Plan must be at least equal to 100% of the fair market value of the stock subject to the option on the date of grant. The Option Plan currently provides for Non-Discretionary Grants upon the initial election of a non-employee director of 25,000 shares and for all directors on March 31 of each year of 6,000 shares of Common Stock (10,000 shares each year if Proposal No. 3 is approved.)

     The Option Plan may be amended at any time by the Board. Stockholder approval of certain amendments is required within twelve months of the adoption of the amendment. The Option Plan will terminate in January 2004 unless earlier terminated by the Board.

AMENDED PLAN BENEFITS

     Due to volatility of the market value of the Company's Common Stock, the Company is unable to quantify the future benefit to non-employee directors of this proposed amendment. If the amendment was in effect during the most recent fiscal year, the non-employee directors of the Company would have received an automatic grant of 10,000 shares each on March 31, 1998. The exercise price of those options is the fair market value of the Company's Common Stock, defined as the closing price on the grant day, which was $1.375 per share. The following table sets forth the number of options that would have been granted and the benefit the non-employee directors would have received:

                  1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                  ----------------------------------------------
                                                 DOLLAR VALUE($)    NUMBER OF UNITS
                                                 ---------------    ---------------
Non-Executive Directors as a group.............      $     0            40,000

TAX TREATMENT

     The following discussion of the tax treatment of stock options relates solely to federal income taxes.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Different rules may apply to optionees who acquire stock subject to certain repurchase options of the Company or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1933, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specific period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors" and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant or the option is granted (or exercisable) only upon (as certified by the compensation committee) the achievement of an objective performance goal established by the compensation committee while the outcome is substantially uncertain.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

     Each of the non-employee directors of the Company has a personal interest in the approval by the stockholders of the proposed amendment to the 1994 Non-Employee Directors' Stock Option Plan, as such amendment will result in each non-employee director receiving additional options to purchase shares under the 1994 Non-Employee Directors' Stock Option Plan.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has been the Company's auditors since November 1992. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board at their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 1998, with respect to:
(i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as hereinafter defined in the Summary Compensation Table), and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of each individual is the address of the Company as set forth herein.

                                                              NUMBER OF    PERCENT OF
                    BENEFICIAL OWNER(1)                        SHARES      TOTAL(2)(3)
                    -------------------                       ---------    -----------
Leonard A. Lehmann (4)......................................    509,185        3.0%
Neil Selvin (5).............................................    559,436        3.3%
Kevin R. Compton (6)........................................     15,659          *
Eugene Eidenberg (7)........................................     11,200          *
Kenneth A. Goldman (8)......................................     15,200          *
Marc E. Linden (9)..........................................     69,267          *
Charles R. Oppenheimer (10).................................     94,783          *
Marsha Raulston (11)........................................     82,500          *
Jack Battaglia..............................................         --         --
James Brown.................................................         --         --
All Directors and Officers as a group (8 persons) (12)......  1,357,230        7.9%

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Percentage of Beneficial Ownership is based on 17,162,912 shares of Common Stock as of June 30, 1998.

 (3) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Common Stock subject to options that are currently exercisable or are exercisable within 60 days of the date of this proxy statement are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of any other person.

 (4) Includes 507,985 shares held by Lehmann family trusts and 1,200 shares subject to stock options exercisable within 60 days of June 30, 1998.

 (5) Includes 250,064 shares subject to stock options exercisable within 60 days of June 30, 1998.

 (6) Includes 11,200 shares subject to stock options exercisable within 60 days of June 30, 1998.

 (7) Includes 11,200 shares subject to stock options exercisable within 60 days of June 30, 1998.

 (8) Includes 11,200 shares subject to stock options exercisable within 60 days of June 30, 1998.

 (9) Includes 67,291 shares subject to stock options exercisable within 60 days of June 30, 1998.

(10) Includes 94,783 shares subject to stock options exercisable within 60 days of June 30, 1998.

(11) Includes 82,500 shares subject to stock options exercisable within 60 days of June 30, 1998.

(12) Includes 827,792 shares held by officers and directors or entities affiliated with officers and directors of the Company and 529,438 shares subject to stock options held by officers and directors, exercisable within 60 days of June 30, 1998.

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer, each of the other three most highly compensated executive officers (other than the Chief Executive Officer) and two former executive officers who would have been among the most highly compensated officers had such former executive officers been employed by the Company at the end of the 1998 fiscal year (each, a "Named Executive Officer") information concerning compensation paid for services to the Company in all capacities during the fiscal year ended March 31, 1998, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                                   ANNUAL COMPENSATION                        LONG-TERM
                                     ------------------------------------------------    COMPENSATION AWARDS
                                                         BONUS ($)     OTHER ANNUAL     SECURITIES UNDERLYING
    NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)      (6)      COMPENSATION ($)        OPTIONS (#)
    ---------------------------      ----   ----------   ---------   ----------------   ---------------------
Neil Selvin........................  1998    275,261      190,000             --                    --
  President and                      1997    275,002           --             --               375,000(9)
  Chief Executive Officer            1996    249,976      173,653             --                    --
Marc E. Linden(1)..................  1998    170,082       20,000             --                85,000
  Senior Vice President and          1997    123,081           --             --               200,000(10)
  Chief Financial Officer            1996         --           --             --                    --
Charles Oppenheimer(2).............  1998    200,149       20,000             --                50,000
  Chief Operating Officer            1997    186,018           --             --               160,000(11)
                                     1996    160,980       93,191             --                    --
Marsha Raulston(3).................  1998    140,288       20,000             --                    --
  Vice President Human Resources     1997    130,003           --             --               150,000(12)
  and Customer Satisfaction          1996    119,986       63,903             --                    --
Jack Battaglia(4)..................  1998    126,539       20,000         56,311(7)            170,000
  Former Vice President Sales        1997         --           --             --                    --
                                     1996         --           --             --                    --
James Brown(5).....................  1998     95,759       11,700             --                    --
  Former Vice President Operations   1997    153,985           --         40,507(8)            172,500(13)
                                     1996    139,994       77,801             --                    --

---------------
 (1) Mr. Linden joined the Company as Vice President, New Business Development in June 1996 and became Senior Vice President and Chief Financial Officer in July 1997.

 (2) Mr. Oppenheimer joined the Company as Vice President Marketing in June 1993 and became the Chief Operating Officer in June 1998.

 (3) Ms. Raulston joined the Company as Vice President Customer Satisfaction in January 1994 and became the Vice President Human Resources and Customer Satisfaction in January 1997.

 (4) Mr. Battaglia joined the Company as Vice President Sales in April 1997 and ceased to be employed by the Company in November 1997.

 (5) Mr. Brown joined the Company as Vice President Operations in January 1994 and ceased to be employed by the Company in October 1997.

 (6) 1998 Bonuses were paid pursuant to achievement of specific objectives. Portions of Mr. Selvin's bonus were not paid until fiscal 1999.

 (7) Mr. Battaglia received a severance package upon his departure from the Company.

 (8) Mr. Brown received relocation reimbursement for nonexcludable costs.

 (9) Includes 125,000 option shares granted to replace certain options cancelled due to repricing.

(10) Includes 85,000 option shares granted to replace certain options cancelled due to repricing.

(11) Includes 25,000 option shares granted to replace certain options cancelled due to repricing.

(12) Includes 90,000 option shares granted to replace certain options cancelled due to repricing.

(13) Includes 87,500 option shares granted to replace certain options cancelled due to repricing.

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth each grant of stock options made during the fiscal year ended March 31, 1998 to each of the Named Executive Officers:

                                       INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                                  ---------------------------                                 VALUE AT ASSUMED
                                    NUMBER     PERCENTAGE OF                                ANNUAL RATES OF STOCK
                                  SECURITIES   TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                  UNDERLYING     GRANTED TO     EXERCISE OR                      OPTION TERM
                                   OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
              NAME                GRANTED(1)   FISCAL YEAR(2)    ($/SH)(3)     DATE(4)         5%          10%
              ----                ----------   --------------   -----------   ----------   ----------   ----------
Marc E. Linden..................    85,000          9.81%          $2.03       7/31/07      $108,585     $275,176
Charles R. Oppenheimer..........    50,000          5.77            2.03       7/31/07        63,874      161,868
Jack Battaglia..................   170,000         19.61            2.38       4/25/07       253,916      643,474

---------------
(1) These options have been granted under the 1991 Employee Stock Option Plan. Mr. Battaglia's options were cancelled when he ceased to be employed by the Company.

(2) The Company granted options to purchase 866,801 shares of Common Stock to employees in fiscal 1998.

(3) These options are granted at fair market value at the time of grant, defined as the closing market price on the date of grant.

(4) Any of the options that are exercisable on the date of termination of employment may be exercised until the earlier of 30 days after such termination and the expiration date unless such termination was a result of total and permanent disability, in which case they are exercisable until the earlier of one year after such termination and the expiration date, or death, in which case they are exercisable until the earlier of 18 months after such termination and the expiration date

     The following table sets forth information for the Named Officers with respect to (i) the number of securities underlying unexercised options held as of March 31, 1998 and (ii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($1.375 at March 31, 1998 exceeds the exercise price) as of March 31, 1998:

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                     OPTIONS AT MARCH 31, 1998      AT MARCH 31, 1998(1)($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Neil Selvin.................      --            $--         237,044        281,250       $175,535        $   --
Marc Linden.................      --             --          37,187        162,813             --            --
Charles R. Oppenheimer......      --             --          72,345        180,355         22,637         2,750
Marsha Raulston.............      --             --          75,000         75,000             --            --
Jack Battaglia..............      --             --              --             --             --            --
James Brown.................      --             --              --             --             --            --

---------------
(1) Based on the fair market value of the Common Stock as of March 31, 1998 ($1.375) minus the exercise price, multiplied by the number of shares underlying the option.

CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS RELATED TO THE SALE OF THE MODEM BUSINESS

  Financial Advisors

     Hambrecht & Quist, the Company's financial advisor, will receive a fee of $1.0 million for its services in connection with the sale of the Company's modem business to Boca Research, and an additional fee of $200,000 for the delivery of its fairness opinion. Mr. Eidenberg, a director of the Company, is an Advisory Director at Hambrecht & Quist.

  Management and Directors

     During the year, the Compensation Committee of the Board of Directors granted certain bonuses to Mr. Selvin and Mr. Linden, in an aggregate amount of $240,000, in recognition of their efforts in connection with the sale of the Company's modem business to Boca Research. Mr. Selvin's bonus was payable upon signing the definitive agreement with Boca, which occurred March 31, 1998. Accordingly, Mr. Selvin's bonus is included in his fiscal 1998 annual compensation in the Summary Compensation Table included herein. Mr. Linden's bonus was payable upon closing of the transaction, which occurred June 18, 1998.

CHANGE OF CONTROL SEVERANCE AGREEMENTS

     During fiscal 1998, the Board of Directors adopted Change of Control Severance Agreements with each of the current Named Executive Officers of the Company. Under these agreements, if, within twelve months following a change of control of the Company, the Executive's employment terminates as the result of an involuntary termination, each Executive would be entitled to (a) a lump sum severance payment equal to between one hundred and two hundred percent of their then current base salary and target annual bonus; (b) continuation of their personal and dependent benefits for up to between twelve and twenty four months; and (c) immediate vesting of all outstanding unvested options. Involuntary termination means a termination other than for cause, a significant reduction in duties or position, a reduction in base salary or target bonus, certain reductions in benefits, perquisites or facilities, or a relocation of more than thirty miles. A change in control includes the merger or consolidation of the Company with another corporation, the acquisition by any person of beneficial ownership of 50% or more of the Company's stock, liquidation or sale of substantially all of the Company's assets, and certain changes in the composition of the Board.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

     Each of the non-employee directors and the Named Executive Officers of the Company has a personal interest in the approval by the stockholders of either Proposal 2 or Proposal 3, as each will receive future grants of options to purchase shares under the relevant option plan referenced therein.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Company was privately held until February 1994 when the Company completed its initial public offering. Prior to that time, the Board of Directors made all decisions with respect to executive compensation, including the establishment of base salaries, equity grants and the Company's Management Incentive Plan for determining officer bonuses. All decisions with respect to executive compensation currently are made by the Compensation Committee of the Board of Directors.

COMPENSATION PHILOSOPHY

     The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Compensation Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

     - The Company pays competitively with leading technology companies with which the Company competes for talent.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

EXECUTIVE OFFICER COMPENSATION

     The compensation of the Company's executive officers, including salary and stock option grants, were determined on the basis of negotiations between the Company and each officer with due regard to such officer's experience, the Company's needs and market conditions at the time. The Board also examined a published salary survey of similar companies with a view to ensuring that the compensation was competitive but reasonable.

     Bonuses for all executive officers, including the Chief Executive Officer, were determined in accordance with the Company's Management Incentive Program. The Management Incentive Program provides that bonuses will be determined in accordance with a matrix based upon the degree to which the Company's total revenues and net income before taxes meet the Company's business plan. A target bonus as a percentage of base salary was established for each executive officer. In addition, certain executive officers' bonuses were based on achievement of specific objectives as prescribed by the Board of Directors.

     During the year, the Compensation Committee granted bonuses to certain Named Executive Officers payable upon achievement of specific milestones in the Company's sale of its modem business to Boca Research. The Board believed this transaction to be a critical milestone for the Company and felt it important to provide incentives and motivation to these individuals to remain with the Company and complete the transaction.

LONG-TERM INCENTIVES

     The Company's primary long-term incentive program presently consists of the 1991 Stock Option Plan (the "Option Plan"). Although the Option Plan has no required vesting schedule, options previously granted under the Option Plan generally have become exercisable at a rate of 20% to 25% of the shares subject to the option on the first anniversary of the option grant with the remaining shares subject to the option becoming exercisable over the next three or four years. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of incentive options granted under the Option Plan generally is 100% of the fair market value of the underlying stock on the date of grant. Officers receive value from these grants only if the Company's Common Stock appreciates.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's salary and stock option grant for fiscal 1998 were determined on the basis of negotiations between the Company and the Chief Executive Officer with due regard for his experience, the Company's needs and market conditions. The Board also has examined a published salary survey of similar companies. The Chief Executive Officer's bonus was determined in accordance with the Management Incentive Program that governed the bonuses of the other executive officers, along with achievement of certain objectives as prescribed by the Board of Directors.

CERTAIN TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Board believes that at the present time it is unlikely that the compensation paid to any executive officer in this taxable year will exceed $1 million. Therefore, the Board has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation."

     From the members of the Compensation Committee of the Board of Directors of OneWorld Systems, Inc. for the 1998 fiscal year:

          Eugene Eidenberg
           Kenneth Goldman

                       PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows the value of an investment of $100 in cash of (i) the Company's Common Stock at the initial offering price on February 24, 1994 of $8.00 per share, (ii) the Standard & Poor's High Tech Composite Index, (iii) the Nasdaq Stock Market -- US Index, and (iv) the Hambrecht & Quist Technology Index, as if all such investments were made as of February 24, 1994. All values assume reinvestment of the full amount of all dividends:

        Measurement Period                                NASDAQ Stock         Hambrecht &
      (Fiscal Year Covered)               OWLD              Market-US       Quist Technology
2/24/94                                  100.00              100.00              100.00
Mar-94                                   125.00               95.35              101.40
Mar-95                                   146.90              106.10              131.50
Mar-96                                   186.00              144.00              179.00
Mar-97                                    20.51              160.10              208.00
Mar-98                                    17.19              242.90              309.80

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Marc E. Linden

                                          Marc E. Linden
                                          Secretary

July 6, 1998

     Additional copies of the Company's Annual Report to the Securities and Exchange Commission of Form 10-K for the fiscal year ended March 31, 1998 are available without charge upon written request to: Corporate Secretary, OneWorld Systems, Inc., 1144 East Arques Avenue, Sunnyvale, California 94086.

                                                                      Appendix 1

                             ONEWORLD SYSTEMS, INC.
                             1991 STOCK OPTION PLAN
                           ADOPTED SEPTEMBER 17, 1991
                             AMENDED AUGUST 20, 1998

1.      PURPOSES

        (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates, may be given an opportunity to purchase stock of the Company.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c) The Company intends that the Options issued under the Plan shall, in the discretion of Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Supplemental Stock Options. All Options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to
                Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.     DEFINITIONS

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b)   "BOARD" means the Board of Directors of the Company.

        (c)   "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a Committee appointed by the Board in accordance subsection 3(c) of the Plan.

        (e)    "COMPANY" means OneWorld Systems, Inc. a Delaware corporation.

        (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a Director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole


                                     A-1-1
                discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

        (h) "COVERED EXECUTIVE" means each Employee. Director or Consultant subject to Section 16 of the Exchange Act with respect to the Company or each Employee, Director or Consultant who would be subject to Section 16 of the Exchange Act with respect to the Company if equity securities of the Company had been registered under Section 12 of the Exchange Act.

        (i)     "DIRECTOR" means a member of the Board.

        (j) "DISINTERESTED PERSON" means a Director: (i) who either (A) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i); or (B)who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), of any other applicable rules, regulations or interpretations of the Securities and Exchange Commission; and (ii) who either
                (A) is not a current Employee, is not a former Employee receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an Affiliate at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (B) is otherwise considered an outside director for purposes of Section 162(m) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee, by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934. as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

                (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Marker Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reporting in the Wall Street Journal or such other source as the Board deems reliable;


                                     A-1-2

                (2) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "SUPPLEMENTAL STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (q)     "OPTION" means a stock option granted pursuant to the Plan.

        (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (s) "OPTIONED STOCK" means the common stock of the Company subject to an Option.

        (t) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

        (u)     "PLAN" means this 1991 Stock Option Plan.

        (v) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.      ADMINISTRATION

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options, when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each Option granted (which


                                     A-1-3
                        need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

                (2) To construe and interpret the plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                (3)     To amend the Plan as provided in Section 11.

                (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons if required by the provisions of subsection 3(d). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers therefore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee). subject, however, to such resolutions. Not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, except with respect to Options granted to Covered Executives, prior to the date or the first registration of an equity security of the Company under Section 12 of the Exchange Act and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Exchange Act and who are not Covered Executives.

        (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate seven million two hundred thousand (7,200,000) shares of the Company's common stock if any Option shall for any reason


                                     A-1-4
                expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.      ELIGIBILITY.

        (a) Incentive Stock Options may be granted only to Employees. Supplemental Stock Options may be granted only to Employees, Directors or Consultants.

        (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Options way be granted, or in the determination of the number of shares which may be covered by Options granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or
                (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or Committee expressly declares that it shall not apply.

        (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (d) No Covered Executive shall be eligible to be granted Options covering more than one million (1,000,000) shares of the Company's common stock in any twelve (12) month period.

6.      OPTION PROVISIONS.

                Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) like substance of each of the following provisions:

        (a)     TERM. No option shall be exercisable after the expiration of ten
                (10) years from the date it was granted.


                                     A-1-5

        (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to Subsection 6(d) or (C) in any other form of legal consideration that may be acceptable to the Board.

                In the case of any deferred payment arrangement, interest shall be payable at least annually and be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (d) TRANSFERABILITY. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to


                                     A-1-6
                the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or
                (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the optionee may exercise his or her Option (to the extent that at the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement if after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (i) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or


                                     A-1-7

                Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the date eighteen
                (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

        (k) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.      COVENANTS OF THE COMPANY.

        (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided however, that this understanding shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems as necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.


                                     A-1-8

8.      USE OF PROCEEDS FROM STOCK.

                Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.      MISCELLANEOUS.

        (a) The Board shall have the Power to accelerate the time at which an Option may first be exercised or the time during which an Option or any plan thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

        (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty
                (120) days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement.

        (d) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

        (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend. dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.


                                     A-1-9

        (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are convened by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

        (c) In the event of any Change of Control of the Company (other than a Change of Control that has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event. A "Change in Control" shall be deemed to occur if (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

11.     AMENDMENT OF THE PLAN

        (a) The Board at any time and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                (1) Increase the number of shares reserved for Options under the Plan;

                (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or


                                     A-1-10

                (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, comply with the stockholder approval requirements of
                        Section 162(m) of the Code or to comply with the requirements of Rule 16b-3.

        (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.     TERMINATION OF SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 16, 2001 which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.     EFFECTIVE DATE OF THE PLAN.

                The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the state of Delaware.


                                     A-1-11

                                                                      Appendix 2


                             ONEWORLD SYSTEMS, INC.
                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            ADOPTED JANUARY 19, 1994
                            APPROVED BY SHAREHOLDERS
                              AMENDED JULY 30, 1997
                             AMENDED AUGUST 20, 1998


1.      PURPOSE

        (a) The purpose of the 1994 Non-Employee Directors' Stock Option Plan, as amended (the "Plan") is to provide a means by which each director of OneWorld Systems, Inc. (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.


        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


        (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company


2.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).


        (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.


                                      A-2-1

3.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Two Hundred Thousand (200,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.


        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.


4.      ELIGIBILITY.

        (a) Options shall be granted only to Non-Employee Directors of the Company.


5.      NON-DISCRETIONARY GRANTS.

        (a) Upon the effective date of the Company's initial public offering (the "Effective Date"), each person who is then a Non-Employee Director shall be granted an option to purchase Ten Thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein.


        (b) Each person who is, after the Effective Date, elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase Twenty-Five Thousand (25,000) shares of common stock of the Company on the terms and conditions set forth herein.


        (c) On March 31 of each year, commencing with March 31, 1995, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three (3) months shall be granted an option to purchase Ten Thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein.


        (d) On August 20, 1998, each person who is then a Non-Employee Director shall voluntarily cancel their outstanding options in exchange for a new grant equivalent to that received upon initial election (Twenty-Five Thousand (25,000) shares of common stock of the Company) on the terms and conditions set forth herein.


6.      OPTION PROVISIONS.

        Each option shall contain the following terms and conditions:


                                     A-2-2

        (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date six (6) months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or Six (6) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).


        (b) Subject to subparagraph 4(b), the exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.


        (c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares; but when the number of shares being purchased upon an exercise is 1,000 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:


                (i) Payment of the exercise Price per share in cash at the time of exercise; or


                (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise; or


                (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.


                Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.


        (d) An option shall not be transferable except by will or by the laws of descent and distribution, unless


                (i) the Board shall be advised by counsel that such transfer will not jeopardize the Plan's exemption from Section 16(b) of the Securities Exchange Act of 1934, and


                                     A-2-3

                (ii) the Board shall have specifically provided in such option that it shall be transferable. An option shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian, legal representative or permitted transferee.


        (e) The option shall become exercisable in installments over a period of five years from the date of grant at the rate of twenty percent (20%) per year in five (5) equal annual installments commencing on the date one year after the date of grant of the option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.


        (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option:


                (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and


                (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock.

                These requirements, and any assurances given pursuant to such requirements, shall be inoperative if


                (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or,


                (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.


        (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.


7.      COVENANTS OF THE COMPANY

        (a) During the terms of the options granted under the Plan, the Company available at all times the number of shares of stock required to satisfy such options.


                                     A-2-4

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.


8.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.


9.      MISCELLANEOUS.

        (a) Neither an optionee nor any Person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.


        (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.


        (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.


        (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.


                                     A-2-5

        (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse is made available to the Company for timely payment of such tax.


10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.


        (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are convened by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged the time during which options outstanding under the Plan may be exercised shall be accelerated and the options terminated if not exercised prior to such event.


11.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan, provided, however, that the Board shall not amend the plan more than once every six months, with respect to the provisions of the plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:


                (i) Increase the number of shares which may be issued under the Plan;


                (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan comply with to the requirements of Rule 16-b3); or


                                     A-2-6

                (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16-b3.


        (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless


                (i) the Company requests the consent of the person to whom the option was granted and


                (ii)    such person consents in writing.


12.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 10, 2004. No options may be granted under the Plan while the Plan is suspended or after it is terminated.


        (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.


        (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.


13.     EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

        (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.


        (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.


                                     A-2-7

                             ONEWORLD SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          Proxy for the August 20, 1998 Annual Meeting of Stockholders

        The undersigned stockholder of ONEWORLD SYSTEMS, INC., (formerly Global Village Communication, Inc.) a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated July 6, 1998, and hereby appoints Neil Selvin and Marc Linden and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held on August 20, 1998, at 9:00 a.m., local time, at the principal executive offices of the Company located at 1144 East Arques Avenue, Sunnyvale, California 94086, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

[X]     Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1 THROUGH 4, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

       1. TO ELECT FIVE (5) DIRECTORS TO HOLD OFFICE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS.

                   [ ]  FOR          [ ]  AGAINST           [ ]  ABSTAIN

       2. TO APPROVE AN AMENDMENT TO THE 1991 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 1,600,000 SHARES.

                   [ ]  FOR          [ ]  AGAINST           [ ]  ABSTAIN


       3. TO APPROVE AN AMENDMENT TO THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN INCREASING THE ANNUAL GRANTS THEREUNDER AND TO APPROVE THE GRANT OF CERTAIN OPTIONS.

                   [ ]  FOR          [ ]  AGAINST           [ ]  ABSTAIN


       4. TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING MARCH 31, 1999.

                   [ ]  FOR          [ ]  AGAINST           [ ]  ABSTAIN


       5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                   [ ]  GRANT        [ ]  WITHHOLD


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

(Please sign exactly as your name appears on the stockholder list. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, sign in partnership name by authorized person.)

                                       Dated:                             , 1998
                                             ----------------------------

                                       -----------------------------------------
                                       Printed name of Stockholder(s)

                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Signature, if held jointly


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE